Exhibit 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Medusa Corporation on Form S-8 of our report dated January 27, 1997, which is incorporated by reference in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1996, and to the reference to us as "Experts" in Item 3 of such Registration Statement.




/s/ Deloitte & Touche LLP


Cleveland, Ohio
June 13, 1997